Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of  August 14, 2008 among Fashion Tech International, Inc., a Nevada corporation (collectively with all predecessors thereof, the “Company”), Fezdale Investments Limited, a British Virgin Island Company (together with its direct and indirect subsidiaries “BVI”), Daqing Longheda Food Company Limited, a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“WFOE”), and the investors listed on the Schedule of Buyers attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on August 14, 2008, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with BVI and the BVI Shareholders (as defined in Section 1.1 below), pursuant to which the Company acquired all of the equity interest of BVI and, indirectly, all of BVI’s direct and indirect subsidiaries, in exchange for 91.3% of the total outstanding shares of the Common Stock (as defined in Section 1.1 below) on a fully diluted basis as and immediately after the closing of the exchange under the Exchange Agreement (the “Exchange”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2009 Annual Report” means the Annual Report of the Company for the fiscal year ending March 31, 2009, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2009 Guaranteed ATNI” has the meaning set forth in Section 4.7.

“2009 Make Good Shares” has the meaning set forth in Section 4.7.

“2010 Annual Report” means the Annual Report of the Company for the fiscal year ending March 31, 2010, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2010 Guaranteed ATNI” has the meaning set forth in Section 4.7.

“2010 Make Good Shares” has the meaning set forth in Section 4.7.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county or local), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“After Tax Net Income” shall have the meaning set forth in Section 4.7.

“Business Day” means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“BVI” has the meaning set forth in the recitals to this Agreement.

“BVI Shareholders” means KUNG Yiu Fai and NG Kwan Mo.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article 2.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Closing Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, among the Investors, Thelen Reid Brown Raysman & Steiner LLP, as escrow agent, WLT Brothers Capital, Inc., as investor agent (the “Investor Agent”) and the Company, in the form of Exhibit A hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Entities” means the Company, BVI, WFOE and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

“Disclosure Materials” means the Schedules to this Agreement.

     "Effectiveness Period" means, as to any registration statement required to be filed pursuant to Section 4.2 of this Agreement, the period commencing on the date when such registration statement is declared effective by the Commission and ending on the earliest to occur of (a) the second anniversary of such effective date, (b) such time as all of the Registrable Securities covered by such registration statement have been publicly sold by the Investors included therein, or (c) such time as all of the Registrable Securities covered by such registration statement may be sold by the Investors without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Investors.

“Escrow Agent” means Thelen Reid Brown Raysman & Steiner LLP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Company Entities” means the Company, BVI, WFOE and their respective Subsidiaries and "Existing Company Entity" means any of the Company, BVI, WFOE and any of their respective Subsidiaries.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Holdback Escrow Agreement” means the Holdback Escrow Agreement, dated as of the date hereof, by and among the Company, the Investor Agent and Securities Transfer Corporation, as escrow agent, in the form of Exhibit B hereto.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(o).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

"Legal Requirement" shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien” means any lien, charge, encumbrance, security interest, or other charge of any kind.

“Lockup Agreement” means the Lockup Agreement, dated as of the date hereof, by and between the Company and each person listed as a signatory thereto, in the form attached as Exhibit C hereto.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the Investor Agent, the escrow agent identified therein (the “Make Good Escrow Agent”) and the Make Good Pledgor, in the form of Exhibit D hereto, as may be amended from time to time pursuant to this Agreement.

“Make Good Pledgor” means KUNG Yiu Fai.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, except for results or consequences attributable to the effects of, or changes in, general economic or capital markets conditions or effects and changes that generally affect the industries in which the Company Entities operate, such as regulatory action by the PRC or municipal governments or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means the forty-fifth (45th) calendar day (if such calendar day is a Trading Day and if not, then the first Trading Day following such forty-fifth (45th) calendar day) following the date of this Agreement.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Per Share Purchase Price” equals $2.78.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agents” means collectively, Roth Capital Partners, LLC and WLT Brothers Capital, Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” means the Shares, 2009 Make Good Shares and 2010 Make Good Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, 2009 Make Good Shares and 2010 Make Good Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued, issuable or transferable to the Investors pursuant to this Agreement.

“Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Closing Escrow Agreement, the Make Good Escrow Agreement, the Holdback Escrow Agreement, the Lockup Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securities Transfer Corporation, and any successor transfer agent of the Company.

“WFOE” has the meaning set forth in the recitals to this Agreement.

ARTICLE 2.
PURCHASE AND SALE

2.1.

Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount.  The Closing shall take place at the offices of Winston & Strawn LLP, counsel to Roth Capital Partners, LLC, 200 Park Avenue, New York, NY 10166 on the Closing Date or at such other location or time as the parties may agree.

2.2.

Closing Deliveries.

(a)

At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)

Irrevocable instruction letter, in agreed form, to the Transfer Agent directing the Transfer Agent to issue a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor or its nominee; and

(ii)

an officer’s certificate, in agreed form, certifying the satisfaction of each of the conditions precedent to the Investors’ obligation to purchase Shares;

(iii)

the Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

(iv)

the Make Good Escrow Agreement, duly executed by all parties thereto (other than the Investors);

(v)

the Holdback Escrow Agreement, duly executed by all parties thereto (other than the Investors); and

(vi)

Lockup Agreements, duly executed by the Company and each officer of the Company and each member of the Board of Directors of the Company.

(b)

At or prior to the Closing, each Investor shall deliver or cause to be delivered to the Escrow Agent its Investment Amount, in immediately available funds, by wire transfer to the account designated in the Closing Escrow Agreement (the “Investor Deliverables”).

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.

Representations and Warranties of the Company.

Subject to exceptions set forth in the disclosure schedule of the Existing Company Entities, the Company, BVI and WFOE hereby jointly and severally make the following representations and warranties to each Investor:

(a)

Subsidiaries.  The Existing Company Entities have no direct or indirect Subsidiaries other than as disclosed in Schedule 3.1(a).  Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)

Organization and Qualification.  Each of the Existing Company Entities is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)

Authorization; Enforcement.  Each Existing Company Entity which is or is to become party to any Transaction Document has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each such Transaction Document to which it is a party and otherwise to carry out its obligations thereunder.  The execution and delivery of the Transaction Documents, by each of the Existing Company Entities to be party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Existing Company Entity, and no further action is required by any of them in connection with such authorization.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each other Existing Company Entity required to execute the same (to the extent any of them is a party thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and such Existing Company Entity, enforceable against the Company and the Existing Company Entity, as the case may be, each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Legal Requirement relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)

No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company, and each other Existing Company Entity (to the extent a party thereto) and the consummation by the Company and such other Existing Company Entities of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, or such Existing Company Entity's certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the debt of any Existing Company Entity's debt or otherwise) or other understanding to which any of the Existing Company Entities is a party or by which any property or asset of any of the Existing Company Entities is bound or affected, or (iii) result in a violation of any Legal Requirement, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of any Existing Company Entity is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals.  None of the Existing Company Entities is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Body in connection with the execution, delivery and performance by the Company and each of the other Existing Company Entities to the extent it is a party thereto of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of this agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 and (v) those that have been made or obtained prior to the date of this Agreement.

(f)

Issuance of the Shares.  The Shares have been duly authorized and are, with respect to the Shares to be delivered to the Investors on the Closing Date, when issued and paid for in accordance with the Transaction Documents, will be, duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.  The Make Good Pledgor is the record owner of the 2009 Make Good Shares and 2010 Make Good Shares.

(g)

Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified on Schedule 3.1(g).  Except as specified on Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The sale of Shares to the Investors will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)

Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)

 Material Changes.  Since the date of the latest audited financial statements of the Company, except as disclosed on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Existing Company Entities have not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Existing Company Entities have not altered its method of accounting or the identity of its auditors, and (iv) the Existing Company Entities have not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(j)

Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as disclosed on Schedule 3.1(j), could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Existing Company Entities, nor to the knowledge of the Existing Company Entities, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed on Schedule 3.1(j).  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving any Existing Company Entity or any current or former director or officer of an Existing Company Entity (in his or her capacity as such).

(k)

Labor Relations.  No material labor dispute exists or, to the knowledge of the Existing Company Entities, is imminent with respect to any of the employees of the Existing Company Entities.

(l)

Compliance.  None of the Existing Company Entities (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by an Existing Company Entity under), nor has any Existing Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including all federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m)

Regulatory Permits.  The Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Existing Company Entities have not received any notice of proceedings relating to the revocation or modification of any such permits.

(n)

Title to Assets.  The Existing Company Entities own or have valid land use rights to all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Existing Company Entities.  Any real property and facilities held under lease by the Existing Company Entities are held by them under valid, subsisting and enforceable leases.

(o)

Patents and Trademarks.  The Existing Company Entities have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  No Existing Company Entity has received a written notice that the Intellectual Property Rights used by such Existing Company Entity violates or infringes upon the rights of any Person.  Except as set forth on Schedule 3.1(o), to the knowledge of the Existing Company Entities, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p)

Insurance.  The Existing Company Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Existing Company Entities are engaged.

(q)

Certain Registration Matters.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors or the transfer of the 2009 Make Good Shares or 2010 Make Good Shares by the Make Good Pledgor to the Investors under the Transaction Documents.  The Company is eligible to register its Common Stock for resale by the Investors under the Securities Act.

(r)

Certain Fees.  Except as described in Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Existing Company Entities to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(s)

Transactions With Affiliates and Employees; Customers.  Except as described in Schedule 3.1(s), none of the officers, directors or 5% or more shareholders of any of the Existing Company Entities, and, to the knowledge of the Company, none of the employees of any of the Existing Company Entities, is presently a party to any transaction with any of the Existing Company Entities (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the knowledge of the Company, any entity in which any officer, director, or such employee or 5% or more shareholder has a substantial interest or is an officer, director, trustee or partner.  None of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to the extent of ordinary course compensation arrangements.  No material customer of any of the Existing Company Entities has indicated their intention to diminish their relationship with such Existing Company Entity and none of the Existing Company Entities has any knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

(t)

No Additional Agreements.  None of the Existing Company Entities has any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(u)

Foreign Corrupt Practices Act.  None of the Existing Company Entities nor to the knowledge of the Company, any agent or other person acting on behalf of the Existing Company Entities, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any such Existing Company Entity (or made by any Person acting on their behalf of which the Company is aware) or, to the knowledge of the Existing Company Entities, any members of their respective management which is in violation of any Legal Requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Existing Company Entities.

(v)

Other Representations and Warranties Relating to WFOE.

(i)

All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

(ii)

All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)

WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies.  There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.

(iv)

WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v)

WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(vi)

With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(w)

Disclosure.  All disclosure provided to the Investors regarding the Company Entities and their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company Entities (including their respective representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by any Company Entity or any Person acting on such Company Entity’s behalf) are true and correct in all material aspects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2.

Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)

Organization; Authority.  If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)

Investment Intent.  Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view towards, or resale in connection with, a public sale or distribution of such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is acquiring the Securities hereunder in the ordinary course of its business.  Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)

Investor Status.  At the time such Investor was offered the Securities, it was an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker dealer under Section 15 of the Exchange Act.

(d)

General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio.

(e)

Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)

Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including any Short Sales involving the Company’s securities) since the time that such Investor was first contacted by the Company, any Placement Agent, or any other Person acting on behalf of the Company regarding the investment in the Company contemplated by this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)

Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of the Placement Agents or any of their respective agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h)

Rule 144.  Such Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances.  Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)

General.  Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities.  Such Investor understands that no United States federal or state agency or any Governmental Body has passed upon or made any recommendation or endorsement of the Securities.

(j)

Regulation S.  If such Investor is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S), such Investor (i) acknowledges that the certificate(s) representing or evidencing the Securities contain a customary restrictive legend restricting the offer, sale or transfer of any Securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Investor of Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Securities was made to such Investor outside of the United States, and such Investor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Securities in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Section 902(a) and 902(c), respectively, of Regulation S), (vi) has purchased the Securities for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Shares specified on Schedule 3.2(j) opposite his name and has not pre-arranged any sale with a purchaser in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Investor understands that the statutory basis for the exemption claimed for the sale of the Securities would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.

Compliance with Securities Laws.

(a)

Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities, other than pursuant to an effective registration statement, pursuant to Rule 144, or to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the substance of which opinion shall be reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.  Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(b)

Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)):

(i)

following a sale or transfer of such Securities pursuant to an effective registration statement (including a Registration Statement), or

(ii)

following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or

(iii)

while such Securities are eligible for sale under Rule 144 without volume restriction.

4.2.

Registration Obligation.  The Company shall file a registration statement as soon as commercially reasonable, but in any event within forty-five (45) days of the Closing Date, on Form S-1, or such other form that is appropriate, covering the resale of the Shares.  The Company shall file a registration statement as soon as commercially reasonable, but in any event within forty-five (45) days of the date the 2009 Make Good Shares or 2010 Make Good Shares, as applicable, are issuable to Investors, on Form S-1, or such other form that is appropriate, covering the resale of the, the 2009 Make Good Shares and the 2010 Make Good Shares, as applicable.

(b)

If at any time prior to the one (1) year anniversary of the Closing Date, the Company or any shareholder of the Company proposes to register any of its Common Stock or any securities convertible into Common Stock under the Securities Act (other than pursuant to an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan or registration of securities in connection with a business combination transaction) and the registration form to be used may be used by the Company for the registration of the Registrable Securities, the Company shall give prompt written notice to the Investors of its intention to effect such a registration (each a “Piggyback Notice”) and shall, if commercially practicable, include in such registration statement all Registrable Securities then required to be registered that are not then covered by an effective registration statement with respect to which the Company has received written request from the Investors for inclusion therein within ten (10) days after the date of sending the Piggyback Notice (the “Piggyback Registration”) to the Investors.

(c)

In connection with any registration, the Company will:

(i)

prepare and file with the Commission a registration statement in a commercially reasonable time with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the Effectiveness Period;

(ii)

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been disposed of in a public offering;

(iii)

furnish to the Investors, at the option of the Company in electronic format, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably request;

(iv)

register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Investors shall reasonably request (provided, however, that it shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process);

(v)

furnish, at the request of the Investors, a legal opinion of the counsel representing the Company for the purposes of such registration, addressed to the Investors, in customary form and covering matters of the type customarily covered in such legal opinions;

(vi)

otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, at the option of the Company in electronic format, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; provided, however, that the Company shall have no such obligation if the Effectiveness Period has expired;

(vii)

notify the Investors, at any time when the offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investors, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the offering documents as may be necessary so that, as thereafter delivered to the Investors of such shares, such offering documents shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to Investors of any other securities of the Company included in the offering copies of such offering documents as so amended or supplemented;

(viii)

 keep the Investors informed of the Company’s best estimate of the earliest date on which the offering documents will become effective, and promptly notify the Investors of (A) the effectiveness of such offering documents, (B) a request by the Commission for an amendment or supplement to such offering documents, (C) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (D) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

(ix)

before filing any registration statement as contemplated by Section 4.2 hereof and any amendment or supplement thereto (including any documents incorporated by reference therein), the Company shall furnish to the Investors copies of all such offering documents, at the option of the Company in electronic format, which offering documents shall be subject to the review of such Investors and, where feasible, the Company shall make such changes in the offering documents as are promptly and reasonably requested by an Investor.  The Investors shall provide their comments to the offering documents, if any, within 2 business days after the receipt of such offering documents.

(d)

All registrations (piggyback or otherwise) made by the Investors will be made solely at the Company’s expense, other than (i) if an underwritten offering is consented to by the Company, the underwriters’, broker-dealers’ and placement agents’ selling discounts, commissions and fees relating to the sale of the Investors’ securities, (ii) any costs and expenses of counsel, accountants or other advisors retained by the Investors and (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Investors’ securities (collectively, “Investors’ Expenses”) which shall be paid by the Investors.

(e)

In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor holding such Registrable Securities, such Investor's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Investor or such participating person within the meaning of the Securities Act, against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees), or expenses, joint or several, to which such Investor or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such Investor or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Investor or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use therein.

(f)

In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor holding Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act and any other Investor against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees), or expenses, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such Investor to the Company concerning such Investor specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such Investor and distributed to the Investors within a reasonable period of time.  Notwithstanding the provisions of this paragraph, no Investor shall be required to indemnify any person pursuant to this paragraph or to contribute pursuant to paragraph (g) below in an amount in excess of the amount of the aggregate net proceeds received by such Investor in connection with any such registration under the Securities Act.

(g)

If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)

In order to permit the Investors to sell the Registrable Securities, if so desired, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Company shall:

(i)

comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

(ii)

make and keep available adequate and current public information regarding the Company;

(iii)

file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

(iv)

upon written request from any Investor, furnish to such Investor copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

(v)

upon written request from any Investor, furnish to such Investor, upon written request (A) a copy of the most recent quarterly report of the Company and such other reports and documents filed by the Company with the Commission and (B) such other information as may be reasonably required to permit the Investors to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

(vi)

All rights of the Investors under this Section 4 are unique to and limited to the Investors and may not be transferred or inure to the benefit of the Investors’ successors and assigns or any other transferee who obtains Registrable Securities.

4.3.

Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.4.

Subsequent Registrations.  The Company may not file any registration statement (other than on Form S-8)  with the Commission with respect to any securities of the Company prior to the time that all Shares are registered pursuant to one or more effective registration statement(s), and the prospectuses forming a portion of such registration statement(s) is available for the resale of all Shares, except that if an Investor declines in writing to include their Shares in a registration statement, then this Section 4.4 hereafter ceases to apply to the Shares of such Investor (other than if such Investor declines to include its Shares because such Investor was unwilling to be named as an underwriter in such Registration Statement).

4.5.

Securities Laws Disclosure; Publicity.  By (i) 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents (including, without limitation, details with respect to the make good provision and thresholds (i.e. After Tax Net Income) contained in Section 4.7 herein as well as projected revenue estimates for the Company for each of the fiscal years ending March 31, 2009 and March 31, 2010) and the Closing and by (ii) 5:30 p.m. (New York time) on the Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents, including details with respect to the make good provision and thresholds (i.e. After Tax Net Income) contained in Section 4.7 herein (and attach as exhibits thereto all existing Transaction Documents) and the Closing.  The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to any of the Existing Company Entities.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6.

Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes, acquisitions and/or capital expenditures.

4.7.

Make Good Shares.

(a)

The Make Good Pledgor agrees that in the event that the After Tax Net Income reported in the 2009 Annual Report is less than $13,919,707 (the “2009 Guaranteed ATNI”), a number of 2009 Make Good Shares (as defined and calculated below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without the need of any Investor to take any action with respect thereto.  The aggregate number of “2009 Make Good Shares” means a number of shares of Common Stock equal to 50% of the Aggregate Shares issued pursuant to this Agreement (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions).  The number of 2009 Make Good Shares issuable to Investors shall be equal to:

[(2009 Guaranteed ATNI – actual After Tax Net Income of the Company for the fiscal year ended March 31, 2009)/2009 Guaranteed ATNI]*aggregate number of 2009 Make Good Shares.

The Make Good Pledgor agrees that in the event that the After Tax Net Income reported in the 2009 Annual Report is less than $18,495,315 (the “2010 Guaranteed ATNI”), a number of 2010 Make Good Shares (as defined and calculated below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without the need of any Investor to take any action with respect thereto.  The aggregate number of “2010 Make Good Shares” means a number of shares of Common Stock equal to 50% of the Aggregate Shares issued pursuant to this Agreement (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions).  The number of 2010 Make Good Shares issuable to Investors shall be equal to:

[(2010 Guaranteed ATNI – actual After Tax Net Income of the Company for the fiscal year ended March 31, 2010)/2010 Guaranteed ATNI]*aggregate number of 2010 Make Good Shares.

In the event that the After Tax Net Income reported in the 2009 Annual Report is equal to or greater than the 2009 Guaranteed ATNI, no transfer of the 2009 Make Good Shares shall be required by the Make Good Pledgor to the Investors and such 2009 Make Good Shares shall be returned to the Make Good Pledgor in accordance with the Make Good Escrow Agreement.  In the event that the After Tax Net Income reported in the 2010 Annual Report is equal to or greater than the 2010 Guaranteed ATNI, no transfer of the 2010 Make Good Shares shall be required by the Make Good Pledgor to the Investors and such 2010 Make Good Shares shall be returned to the Make Good Pledgor in accordance with the Make Good Escrow Agreement.  Any such transfer of the 2009 Make Good Shares or the 2010 Make Good Shares shall be made to the Investors or the Make Good Pledgor, as applicable, within 10 Business Days after the date which the 2009 Annual Report or 2010 Annual Report, as applicable, is filed with the Commission without any further action on the part of the Investors.  “After Tax Net Income” shall mean the Company’s operating income after taxes for the fiscal year ending March 31, 2009 or March 31, 2010 (as applicable) in each case determined in accordance with GAAP as reported in the 2009 Annual Report or 2010 Annual Report (as applicable).  Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the 2009 Guaranteed ATNI and 2010 Guaranteed ATNI have been met, (i) expenses incurred as a result of the Company's fulfillment of its obligations under Section 4.8 hereunder shall be excluded (i.e., costs for hiring the independent directors (including compensation for such independent directors and costs for director’s and officer’s insurance coverage in an amount and scope that is customary for a company of the Company’s size and nature) and hiring of the investor relations firm); (ii) the release of any of the 2009 Make Good Shares and/or 2010 Make Good Shares to the Make Good Pledgor as a result of the operation of this Section 4.7 shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the respective fiscal years filed with the Commission by the Company may report otherwise; and (iii) expenses (including interests and fees) incurred as a result of the issuance of debt for an amount no greater than the difference between $20 million and the aggregate Investment Amount should be excluded.  Other than as set forth in this Section 4.7(a), no other exclusions shall be made for any non-recurring expenses of the Company in determining whether any of the 2009 Guaranteed ATNI or 2010 Guaranteed ATNI have been achieved.  If prior to the second anniversary of the filing of either of the 2009 Annual Report or the 2010 Annual Report (as applicable), the Company or their auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted After Tax Net Income of less than either of the 2009 Guarantee ATNI or the 2010 Guaranteed ATNI (as applicable), then notwithstanding any prior return of 2009 Make Good Shares or 2010 Make Good Shares to the Make Good Pledgor, the Make Good Pledgor will, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the relevant 2009 Make Good Shares or 2010 Make Good Shares to the Investors without any further action on the part of the Investors.

(b)

In connection with the foregoing, the Make Good Pledgor agrees that within five Trading Days following the Closing, the Make Good Pledgor will deposit all 2009 Make Good Shares and 2010 Make Good Shares into escrow in accordance with the Make Good Escrow Agreement along with stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent), and the handling and disposition of the 2009 Make Good Shares and 2010 Make Good Shares shall be governed by this Section 4.7 and the Make Good Escrow Agreement.  The Company shall notify the Investors as soon as the 2009 Make Good Shares and 2010 Make Good Shares have been deposited with the Make Good Escrow Agent.  The Make Good Pledgor understands and agrees that the Investors’ right to receive 2009 Make Good Shares and 2010 Make Good Shares pursuant to this Section 4.7 and the Make Good Escrow Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares.  The Make Good Pledgor represents and warrants that it has carefully considered and understands its obligations and rights under this Section 4.7 and the Make Good Escrow Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving either of the 2009 Make Good Shares and/or 2010 Make Good Shares.

(c)

The Company covenants and agrees that upon any transfer of 2009 Make Good Shares or 2010 Make Good Shares to the Investors in accordance with the Make Good Escrow Agreement, the Company shall promptly instruct its Transfer Agent to reissue such 2009 Make Good Shares or 2010 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

(d)

If any term or provision of this Section 4.7 contradicts or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control.

4.8.

Closing Escrow Holdback.  The Company and Investors agree that, from the aggregate Investment Amounts to be delivered into escrow pursuant to the Closing Escrow Agreement, at the Closing $450,000 (“Total Holdback Amount”) shall be deposited into escrow and administered in accordance with the Holdback Escrow Agreement in order to incentivize the Company to satisfy the following conditions:

(a)

Independent Board of Directors.  The Company covenants and agrees that no later than 180 days following the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of five members (at least two of whom shall be fluent English speakers who possess experience such that he or she can fulfill its fiduciary obligations and other responsibilities as a director of a United States publicly listed company incorporated in the United States), a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15) and a meeting of such full Board of Directors shall be convened within such 180 days following the Closing Date.  The Board of Directors shall appoint Board committees, which shall include, but not be limited to, an Audit Committee, Nominating Committee and Compensation Committee.  The Company agrees that $250,000 (the “Board Holdback Escrow Amount”) of the Total Holdback Amount delivered to the Escrow Agent pursuant to the Closing Escrow Agreement shall remain in escrow post Closing pursuant to and subject to the provisions of the Holdback Escrow Agreement until such time as the Company complies with the conditions precedent to its release in accordance with the Holdback Escrow Agreement.

(b)

Investor Relations Firm.  The Company covenants and agrees that no later than thirty (30) days following the Closing Date, the Company shall have hired either of CCG Elite, Hayden Communications, or Integrated Corporate Relations as its investor relations firm.  Subject to the provisions of this Section 4.8(b), the Company agrees that $200,000 (the “IR Holdback Amount”) of the Total Holdback Amount delivered to the Escrow Agent pursuant to the Closing Escrow Agreement shall remain in escrow post Closing pursuant to and subject to the provisions of the Holdback Escrow Agreement, it being understood that such IR Holdback Amount will be used by the Company to pay such firm.

4.9.

Right of First Refusal.

(a)

From the date hereof until the one (1) year anniversary of the effective date of a registration statement registering the resale of all the Shares (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.9.

(b)

The Company shall deliver to each Investor hereunder a written notice (the ”Offer Notice”) of any proposed or intended issuance or sale or exchange (the ”Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (v) identify and describe the Offered Securities, (w) include the final form of documents and agreements governing the Subsequent Placement, (x) specify the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investors all of the Offered Securities, allocated pro-rata among such Investors in accordance with their Investment Amount relative to the aggregate Investment Amount of all Investors (the “Basic Amount”), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(c)

To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the fifth Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(d)

The Company shall have twenty Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.  If no disclosure has been made by the Company by the end of the twenty Business Day period referred to in this subsection (d), the Subsequent Placement shall be deemed to have been abandoned and the Investors shall no longer be deemed to be in possession of any non-public information with respect to the Company.

(e)

In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.9), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 4.9(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 4.9(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 4.9(b) above.

(f)

Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.9(e) above if the Investors have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel (such agreement, the “Subsequent Placement Agreement”).

(g)

Any Offered Securities not acquired by the Investors or other persons in accordance with Section 4.9(f) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

(h)

In exchange for the Company’s willingness to agree to these procedures, each Investor hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by Section 4.9(d), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.

(i)

The rights contained in this Section shall not apply to the issuance and sale by the Company of :

(i)

shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company (including, but not limited to, any stock or option plan duly adopted by the Board of Directors of the Company),

(ii)

shares of Common Stock or Common Stock Equivalents issued as consideration for the acquisitions of or strategic transactions with another company or business where the primary purpose is not to raise capital for the Company or any Subsidiary, which acquisition or strategic transaction has been approved by the Board of Directors of the Company,

(iii)

up to an aggregate of $500,000 worth of shares of Common Stock or Common Stock Equivalents issued to non-Affiliates in connection with services rendered to the Company pursuant to arrangements approved by the Board of Directors of the Company,

(iv)

securities upon the exercise or exchange of or conversion of any Common Stock Equivalents issued hereunder or to any placement agents in connection with the transactions contemplated hereby and/or Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, or

(v)

shares of Common Stock or Common Stock Equivalents issued as part of a primary underwritten public offering (which shall not include a shelf takedown) with proceeds to the Company equal to or greater than $20,000,000.

4.10.

Agency.

(a)

The Investors hereby appoint WLT Brothers Capital, Inc. ("WLT") and WLT hereby accepts such appointment as agent on behalf of and for the Investors for the purpose of rendering certain instructions in accordance with the Make Good Escrow Agreement and Holdback Escrow Agreement.

(b)

WLT shall be entitled in its capacity as agent to take such actions in connection with monitoring and enforcing the Make Good Escrow Agreement and Holdback Escrow Agreement as WLT shall determine is reasonably necessary.  WLT is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related to the Make Good Escrow Agreement and Holdback Escrow Agreement.  In the event of any actual or alleged mistake or fraud of any Existing Company Entity, its auditors or any other person (other than WLT) in connection with such financial reports of the Company, WLT shall have no obligation or liability to any Investor hereunder.

(c)

WLT is not a party to, and is not bound by or charged with notice of any agreement out of which the Make Good Escrow Agreement or Holdback Escrow Agreement may arise.  WLT acts under this Agreement as agent only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder or thereunder, or for the identity or authority of any person executing any such notice.  WLT will have no duties or responsibilities other than those expressly set forth in the Make Good Escrow Agreement and Holdback Escrow Agreement.  WLT will be under no liability to anyone by reason of any failure on the part of any party hereto or the Make Good Escrow Agreement or Holdback Escrow Agreement or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document, including the Make Good Escrow Agreement and Holdback Escrow Agreement.  Except for this Agreement, the Make Good Escrow Agreement and Holdback Escrow Agreement and instructions provided by WLT to the Escrow Agent pursuant to the terms of such agreements, WLT will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(d)

WLT will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel, statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by WLT to be genuine and to be signed or presented by the proper person or persons.  The duties and responsibilities of WLT hereunder shall be determined solely by the express provisions of this Agreement and the Make Good Escrow Agreement and Holdback Escrow Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

(e)

The Investors hereby, jointly and severally, indemnify and hold harmless WLT and its principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by WLT in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the Make Good Escrow Agreement or the Holdback Escrow Agreement or the services of WLT hereunder; except, that if WLT is guilty of willful misconduct or fraud under this Agreement, then WLT will bear all losses, damages and expenses arising as a result of such willful misconduct or fraud.  Promptly after the receipt by WLT of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, WLT will notify the other parties hereto in writing.  For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section shall survive the termination of this Agreement and the Make Good Escrow Agreement and the Holdback Escrow Agreement.

(f)

Should any controversy arise among the parties hereto with respect to this Agreement or the Make Good Escrow Agreement or the Holdback Escrow Agreement, WLT shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties.

(g)

At any time, upon five days written notice to the Investors, WLT may resign and be discharged from its duties as agent hereunder.  If, by the end of the five-day period following the giving of notice of resignation by WLT, the Investors shall have failed to appoint a successor agent, WLT may appoint an agent who in its good faith judgment shall be satisfactory to perform as agent hereunder.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.

Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)

Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)

Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(f)

Opinion of Company Counsel.  The Investors shall have received an opinion of counsel to the Company in form and substance reasonably satisfactory to the Investors; and

(g)

Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2.

Conditions Precedent to the Obligations of the Company to sell Shares.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)

Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

(e)

Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1.

Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance and/or transfer of the Securities.

6.2.

Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

Fashion Tech International, Inc.

Daqing LongHeDa Food Co., Ltd.

No. 2 Wenhua Street

Dongfeng New Village, Daqing

Heilongjiang, China 163311

Facsimile: (86) 459-4609488

Attention:  Chief Executive Officer

With a copy to:

Thelen Reid Brown Raysman & Steiner LLP

701 8th Street NW

Washington, D.C.

Facsimile:  (202) 654-1804

Attn.:  Louis A. Bevilacqua, Esq.

If to an Investor:

To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.

Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares subscribed for by Investors (excluding any Investors that are Affiliates of the Company).  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.  Notwithstanding anything contained herein to the contrary, a Person can, without the need for approval by any other Investors to this Agreement, become a Party to this Agreement by executing and delivering a joinder signature page hereto before the Outside Date, whereupon such Person will be deemed an Investor for all purposes of this Agreement and will be automatically added to Exhibit A hereto.

6.5.

Termination.  This Agreement may be terminated prior to Closing:

(a)

by written agreement of an Investor (as to itself but no other Investor) and the Company; and

(b)

by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors.  Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.

Construction; Language, Interpretation.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.  The words “including,” “include” and other words of similar import shall be deemed to be followed by the words “without limitation.”

This Agreement is written in both English and Polish. Where there are differences of interpretation between the versions, the English version shall control.

6.7.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Investors.

6.8.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for 18 months following the Closing Date.

6.11.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.

Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14.

Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.15.

Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FASHION TECH INTERNATIONAL, INC.

By: ________________________
Name: Jinglin Shi
Title: Chief Executive Officer

Only as to Sections 3.1 and Article 6 herein:

FEZDALE INVESTMENTS LIMITED

By: ________________________
Name: KUNG Yiu Fai
Title:

DAQING LONGHEDA FOOD COMPANY
LIMITED

By: ________________________
Name: Jinglin Shi
Title: Chief Executive Officer

Only as to Section 4.7 herein:

KUNG YIU FAI

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By: ________________________
Name:
Title:

Investment Amount: $
Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Post code:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Post code:

Attention:

Tel: